As filed with the Securities and Exchange Commission on October 22, 2009
Registration No. 333-120736

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
International Wire Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3357	43-1705942
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)
12 Masonic Ave.
Camden, New York 13316
(315) 245-3800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Rodney D. Kent
Chief Executive Officer
International Wire Group, Inc.
12 Masonic Ave.
Camden, New York 13316
(315) 245-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
R. Scott Cohen, Esq.
Weil, Gotshal & Manges LLP
200 Crescent Court
Suite 300
Dallas, Texas 75201
(214) 746-7700

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

DEREGISTRATION OF SECURITIES
          This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (Registration No. 333-120736) (the “Registration Statement”) of International Wire Group, Inc. (the “Company”), as amended, originally filed on November 23, 2004, and declared effective on August 9, 2005. Pursuant to the Registration Statement, the Company registered the resale from time to time of 4,789,257 shares (the “Shares”) of the Company’s common stock by certain selling securityholders.
     This Post-Effective Amendment is being filed solely to deregister all of the Shares previously registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Camden, State of New York, on October 22, 2009.

INTERNATIONAL WIRE GROUP, INC.
By:	/s/ Rodney D. Kent
Rodney D. Kent
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on October 22, 2009.

Signature	Title	Date

Chief Executive Officer and Director
/s/ Rodney D. Kent	(Principal Executive Officer)	October 22, 2009

Rodney D. Kent

Senior Vice President, Chief Financial Officer and Secretary
/s/ Glenn J. Holler	(Principal Financial and Accounting Officer)	October 22, 2009

Glenn J. Holler

/s/ Hugh Steven Wilson	Chairman of the Board	October 22, 2009

Hugh Steven Wilson

/s/ William Lane Pennington	Director	October 22, 2009

William Lane Pennington

/s/ Peter Blum	Director	October 22, 2009

Peter Blum

/s/ David M. Gilchrist, Jr.	Director	October 22, 2009

David M. Gilchrist, Jr.

/s/ David H. Robbins	Director	October 22, 2009

David H. Robbins

/s/ Lowell W. Robinson	Director	October 22, 2009

Lowell W. Robinson

/s/ John T. Walsh	Director	October 22, 2009

John T. Walsh